Bar Harbor Bankshares Reports First Quarter Earnings

BAR HARBOR, MAINE - April 19, 2018 -- Bar Harbor Bankshares (NYSE American: BHB) reported first quarter 2018 GAAP earnings of $7.8 million, or 50 cents per share, compared with $4.2 million, or 29 cents per share in the same quarter of 2017. Core earnings in the first quarter 2018 totaled $8.1 million, or 52 cents per share, up 21% from $6.2 million, or 43 cents in the first quarter of 2017.

FIRST QUARTER FINANCIAL HIGHLIGHTS (comparisons are to the first quarter 2017 unless otherwise noted):

•	$29.4 million vs. $27.3 million in total revenue (non-GAAP measure)

•	8% increase in net interest income

•	11% annualized commercial and industrial loan growth

•	0.93% core return on assets (non-GAAP measure)

•	9.31% core return on equity (non-GAAP measure)

President and Chief Executive Officer, Curtis C. Simard stated, “Our teams hit the ground running and have delivered a strong start to this year. We achieved both our revenue and net income expectations for the first quarter of 2018. Total revenue increased 8% and core earnings per share is up 21% year-over-year as we expanded our market presence throughout Northern New England. This is just more proof that we continue to deliver on the commitments made over a year ago as we focus on profitable growth through the use of various revenue streams coupled with disciplined expense management. As we have communicated before, we will continue to hold firm our model of balancing growth and earnings.”

Mr. Simard went on to say, “We have much to be proud about the way our teams performed in the first quarter. While some loan closings were delayed during the first quarter, our loan pipelines remain robust. We opened over 3,200 new deposit accounts while our branch colleagues came together under new leadership, and our wealth management team continued to drive significant fee income. The first quarter also sparked a launch for many growth and strategic initiatives throughout the Company. We rolled out an expanded Treasury Management Services platform in January and we hired a new EVP of Human Resources, John Land, who

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will focus on the employee experience including total value compensation. We remain committed to our customers, employees and shareholders as we focus on being one of the most profitable banks in New England.”

Mr. Simard further stated, “We have built a strong retail and commercial bank franchise that understands the needs of our customers and is committed to providing solutions while preserving the culture in our communities. Our brand identity is prevalent in the markets we serve, and while the acquisition allowed for some name continuity, we’ve listened to our customers and their preference to consolidate the brand under one name. In recognition of the value proposition we represent, all of our Retail and Commercial business lines will begin operating under the Bar Harbor Bank & Trust name. The teams have expressed great enthusiasm about this milestone, which is expected to strengthen our brand and allow us to both streamline processes and deliver products more efficiently. We expect that the brand consolidation will be completed by the end of the second quarter 2018.”

Mr. Simard also stated “Similar to the brand consolidation, our teams in wealth management are working to migrate Bar Harbor Trust Services and Charter Trust onto a common operating platform. Fee income remains a focus of the Company and wealth management is a strong source of these revenue streams. The combined platform is expected to improve operational efficiencies and deepen customer relationships, allowing for further market penetration and cross-sell opportunities which are central themes to our sales objectives.”

Mr. Simard concluded, “2018 is about continuing to improve performance metrics while fine-tuning and consolidating the way we operate and conduct our business to realize our greatest potential as a true community bank.”

RESULTS OF OPERATIONS
GAAP earnings increased to $7.8 million, or 50 cents per share, in the first quarter of 2018 from $4.2 million, or 29 cents per share, in the same period of 2017, primarily as a result of the merger expenses reflected in the previous year. Core earnings were up 21% to $8.1 million, or 52 cents per share, in the first quarter of 2018 compared to $6.2 million, or 43 cents per share, in the first quarter of 2017. The increase in core earnings was driven by greater total revenue resulting from both the growth in earning assets and in yields. Interest income from earning assets increased to a record high for a quarter of $30.8 million with a yield of 3.92%. The decline in yield related to commercial and industrial loans was due to a lower tax-equivalency adjustment on tax exempt loans given the new 2018 Federal tax rate. Net interest income in 2018 increased 8% compared to 2017 despite higher funding costs. Net interest margin for the first quarter was 2.97%,

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which includes a 5 basis point reduction due to lower tax-equivalency adjustments. We continue to address margin compression and balance sheet rate sensitivity through variable rate loan originations and shifts in funding mix and term. This strategy results in short-term incremental costs, but secures the Company’s longer-term net interest margin goals and funding requirements. Tax savings related to the lower Federal rate in 2018 is solely reflected within income tax expense and represents an effective tax rate for the first quarter of 19.9%. The effective tax rate for the same quarter in 2017 benefited from the acquisition and conversion related costs.

Non-interest income was $6.2 million in the first quarter of 2018, as compared to $5.9 million in the same quarter of 2017. The increase is principally due to higher trust management and customer service fees, both related to a higher volume of customer transactions.

Non-interest expense decreased to $18.9 million in the first quarter 2018 compared to $20.8 million in the first quarter of 2017. The decrease is principally due to lower acquisition, conversion and other expenses, which totaled $335 thousand in 2018 compared to $3.1 million in 2017. Non-interest expenses are slightly elevated in the first quarter compared to the fourth quarter and in line with expectations given higher employer taxes and the additional increases in salary and employee benefits related to employment taxes. The efficiency ratio improved to 60% for the quarter compared to 61% in the first quarter of 2017. That improvement includes realized cost savings from the acquisition partially offset with higher salary and benefit expense due to seasonally higher employer payroll taxes and recent strategic new hires. We continue to focus on profitable growth with disciplined expense management which is evidenced in our profitability metrics for the quarter.

FINANCIAL CONDITION
Total assets declined $54.2 million during the first quarter in 2018 to $3.5 billion primarily as a result of decreases in loan balances and excess cash. Total loans decreased $21.2 million in the first quarter as certain significant loan closings were delayed into the second quarter. Excess cash was strategically used during the latter part of the first quarter to pay down higher cost borrowings. Non-accruing loans increased by $6.0 million during the quarter mostly due to the deterioration of one specific residential relationship, which is expected to be settled at the full carrying value of the obligation. Overall, asset quality metrics remain strong with an allowance for credit losses to total loans ratio of 0.51%. Total securities increased $1.3 million during the quarter, which reflects purchases of shorter duration investments offset by $10.7 million in fair value adjustments. Excluding the impact of securities fair value adjustments, strong earnings grew tangible book value per share (non-GAAP) to $16.33 compared from $16.13 at the end of 2017.

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BACKGROUND
Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 125 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.bhbt.com.

FORWARD LOOKING STATEMENTS
This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the Company’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements.

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NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included beginning on page J in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items include securities gains/losses, acquisition costs, restructuring costs, and systems conversion costs. Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio, which the Company believes provides important information about its operating efficiency, is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Further detail regarding the computation of the Company's non-GAAP measures is provided in the footnotes to the reconciliation of non-GAAP financial measures to GAAP measures included beginning on page J in the accompanying financial tables.

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CONTACTS
Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314
Kim Ilg, VP, Investor Relations; (603) 865-6085

TABLE INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)
A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
PER SHARE DATA
Net earnings, diluted	$0.50	$0.43	$0.56	$0.42	$0.29
Core earnings, diluted(1) (2)	0.52	0.58	0.57	0.52	0.43
Total book value	22.78	22.96	22.90	22.53	22.17
Tangible book value(2)	15.78	15.94	15.84	15.44	15.07
Market price at period end	27.72	27.01	31.36	30.82	33.08
Dividends	0.19	0.19	0.19	0.19	0.19

PERFORMANCE RATIOS(3)
Return on assets	0.90%	0.75%	0.99%	0.76%	0.50%
Core return on assets(1) (2)	0.93	1.02	1.01	0.94	0.74
Return on equity	9.01	7.35	9.67	7.55	5.34
Core return on equity(1) (2)	9.31	9.97	9.90	9.32	7.88
Core return on tangible equity(1) (2)	13.72	14.56	14.53	13.81	12.27
Net interest margin, fully taxable equivalent (FTE)(2)(4)	2.97	3.04	3.06	3.16	3.11
Net interest margin (FTE), excluding purchased loan accretion(2)(4)	2.85	2.93	2.93	3.02	3.01
Efficiency ratio(2)	60.44	53.02	53.53	54.57	61.21

GROWTH (Year-to-date, annualized)(2)
Total commercial loans	2.2%	23.8%	20.5%	7.2%	20.0%
Total loans	(3.4)	13.1	12.2	7.0	13.3
Total deposits	(1.8)	14.4	10.6	2.3	(10.2)

FINANCIAL DATA (In millions)
Total assets	$3,511	$3,565	$3,476	$3,503	$3,427
Total earning assets	3,221	3,241	3,184	3,139	3,139
Total investments	757	755	756	763	767
Total loans	2,464	2,486	2,429	2,377	2,372
Allowance for loan losses	13	12	12	11	11
Total goodwill and intangible assets	108	108	109	109	109
Total deposits	2,341	2,352	2,275	2,213	2,174
Total shareholders' equity	352	355	353	347	341
Net income	8	7	9	7	4
Core income(2)	8	9	9	8	6

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.07%	0.04%	0.01%	0.03%	0.06%
Allowance for loan losses/total loans	0.51	0.50	0.49	0.48	0.46
Loans/deposits	105	106	107	107	109
Shareholders' equity to total assets	10.03	9.95	10.17	9.91	9.95
Tangible shareholders' equity to tangible assets	7.17	7.12	7.26	7.01	6.99

A

_____________________________________
(1) Core measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions, and gain on sale of securities. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2) Non-GAAP financial measure.
(3) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(4) Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.

B

BAR HARBOR BANKSHARES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Assets
Cash and due from banks	$35,088	$34,262	$31,223	$28,112	$29,245
Interest-bearing deposits with the Federal Reserve Bank	12,725	56,423	17,501	90,881	12,781
Total cash and cash equivalents	47,813	90,685	48,724	118,993	42,026
Securities available for sale, at fair value	718,559	717,242	718,459	718,364	724,224
Federal Home Loan Bank stock	38,105	38,105	37,107	44,168	42,404
Total securities	756,664	755,347	755,566	762,532	766,628
Commercial real estate	824,721	826,746	793,572	738,584	779,635
Commercial and industrial	387,205	379,423	357,072	350,002	309,995
Residential real estate	1,132,977	1,155,682	1,152,628	1,160,832	1,155,436
Consumer	119,516	123,762	125,590	127,229	127,370
Total loans	2,464,419	2,485,613	2,428,862	2,376,647	2,372,436
Less: Allowance for loan losses	(12,679)	(12,325)	(11,950)	(11,442)	(10,884)
Net loans	2,451,740	2,473,288	2,416,912	2,365,205	2,361,552

Premises and equipment, net	48,464	47,708	48,309	48,590	45,581
Other real estate owned	216	122	122	122	363
Goodwill	100,085	100,085	100,255	100,255	99,901
Other intangible assets	8,152	8,383	8,811	9,047	9,282
Cash surrender value of bank-owned life insurance	58,433	57,997	57,613	57,233	56,627
Deferred tax asset, net	9,627	7,180	13,052	13,211	14,158
Other assets	29,793	24,389	26,368	28,223	31,365
Total assets	$3,510,987	$3,565,184	$3,475,732	$3,503,411	$3,427,483

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$342,192	$349,055	$357,398	$332,339	$349,896
NOW deposits	448,992	466,610	442,085	451,171	242,876
Savings deposits	361,591	364,799	373,118	360,306	511,091
Money market deposits	303,777	305,275	300,398	285,312	349,491
Time deposits	884,848	866,346	802,110	783,876	720,899
Total deposits	2,341,400	2,352,085	2,275,109	2,213,004	2,174,253

Senior borrowings	742,198	786,688	775,582	872,021	842,150
Subordinated borrowings	43,018	43,033	43,048	43,063	43,078
Total borrowings	785,216	829,721	818,630	915,084	885,228

Other liabilities	32,214	28,737	28,534	28,201	26,954
Total liabilities	3,158,830	3,210,543	3,122,273	3,156,289	3,086,435

Total common shareholders' equity	352,157	354,641	353,459	347,122	341,048
Total liabilities and shareholders' equity	$3,510,987	$3,565,184	$3,475,732	$3,503,411	$3,427,483

Net shares outstanding	15,459	15,443	15,432	15,407	15,385

C

BAR HARBOR BANKSHARES
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized Growth %
(in thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	March 31, 2018
Commercial real estate	$824,721	$826,746	$793,572	$738,584	$779,635	(1.0)%
Commercial and industrial	301,811	293,707	270,759	269,960	236,526	11.0
Total commercial loans	1,126,532	1,120,453	1,064,331	1,008,544	1,016,161	2.2
Residential real estate	1,132,977	1,155,682	1,152,628	1,160,832	1,155,436	(7.9)
Consumer	119,516	123,762	125,590	127,229	127,370	(13.7)
Tax exempt and other	85,394	85,716	86,313	80,042	73,469	(1.5)
Total loans	$2,464,419	$2,485,613	$2,428,862	$2,376,647	$2,372,436	(3.4)%

DEPOSIT ANALYSIS

						Annualized Growth %
(in thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	March 31, 2018
Demand	$342,192	$349,055	$357,398	$332,339	$349,896	(7.9)%
NOW	448,992	466,610	442,085	451,171	242,876	(15.1)
Savings	361,591	364,799	373,118	360,306	511,091	(3.5)
Money Market	303,777	305,275	300,398	285,312	349,491	(2.0)
Total non-maturity deposits	1,456,552	1,485,739	1,472,999	1,429,128	1,453,354	(7.9)
Total time deposits	884,848	866,346	802,110	783,876	720,899	8.5
Total deposits	$2,341,400	$2,352,085	$2,275,109	$2,213,004	$2,174,253	(1.8)%

D

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended March 31,
(in thousands, except per share data)	2018	2017
Interest and dividend income
Loans	$25,126	$21,194
Securities and other	5,651	4,991
Total interest and dividend income	30,777	26,185
Interest expense
Deposits	3,985	2,210
Borrowings	3,634	2,603
Total interest expense	7,619	4,813
Net interest income	23,158	21,372
Provision for loan losses	795	795
Net interest income after provision for loan losses	22,363	20,577
Non-interest income
Trust and investment management fee income	2,962	2,864
Insurance brokerage service income	—	364
Customer service fees	2,224	1,773
Bank-owned life insurance income	446	399
Other income	606	546
Total non-interest income	6,238	5,946
Non-interest expense
Salaries and employee benefits	10,989	10,321
Occupancy and equipment	3,073	2,666
Loss on sales of premises and equipment, net	—	95
Outside services	560	597
Professional services	433	440
Communication	180	368
Amortization of intangible assets	207	180
Acquisition, conversion and other expenses	335	3,112
Other expenses	3,075	3,052
Total non-interest expense	18,852	20,831

Income before income taxes	9,749	5,692
Income tax expense	1,937	1,481
Net income	$7,812	$4,211

Earnings per share:
Basic	$0.51	$0.29
Diluted	$0.50	$0.29

Weighted average shares outstanding:
Basic	15,448	14,471
Diluted	15,553	14,591

E

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

(in thousands, except per share data)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Interest and dividend income
Loans	$25,126	$24,895	$24,661	$24,226	$21,194
Securities and other	5,651	5,261	5,402	5,439	4,991
Total interest and dividend income	30,777	30,156	30,063	29,665	26,185
Interest expense
Deposits	3,985	3,381	3,177	2,539	2,210
Borrowings	3,634	3,279	3,408	3,317	2,603
Total interest expense	7,619	6,660	6,585	5,856	4,813
Net interest income	23,158	23,496	23,478	23,809	21,372
Provision for loan losses	795	597	660	736	795
Net interest income after provision for loan losses	22,363	22,899	22,818	23,073	20,577
Non-interest income
Trust and investment management fee income	2,962	3,042	3,040	3,324	2,864
Insurance brokerage service income	—	77	329	327	364
Customer service fees	2,224	2,495	2,638	1,991	1,773
Gain on sales of securities, net	—	—	19	—	—
Bank-owned life insurance income	446	374	380	386	399
Other income	606	530	554	530	546
Total non-interest income	6,238	6,518	6,960	6,558	5,946
Non-interest expense
Salaries and employee benefits	10,989	9,524	9,617	10,127	10,321
Occupancy and equipment	3,073	3,060	2,894	3,013	2,666
Loss on sales of premises and equipment,net	—	—	(1)	—	95
Outside services	560	780	907	716	597
Professional services	433	298	428	489	440
Communication	180	249	382	290	368
Amortization of intangible assets	207	209	212	211	180
Acquisition, conversion, and other expenses	335	(2,615)	346	2,459	3,112
Other expenses	3,075	2,758	2,801	2,741	3,052
Total non-interest expense	18,852	14,263	17,586	20,046	20,831

Income before income taxes	9,749	15,154	12,192	9,585	5,692
Income tax expense	1,937	8,545	3,575	3,029	1,481
Net income	$7,812	$6,609	$8,617	$6,556	$4,211

Earnings per share:
Basic	$0.51	$0.43	$0.56	$0.43	$0.29
Diluted	$0.50	$0.43	$0.56	$0.42	$0.29

Weighted average shares outstanding:
Basic	15,448	15,437	15,420	15,393	14,471
Diluted	15,553	15,537	15,511	15,506	14,591

F

BAR HARBOR BANKSHARES
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Earning assets
Commercial real estate	4.41%	4.30%	4.28%	4.24%	4.24%
Commercial and industrial	4.41	4.77	4.84	4.77	4.73
Residential	3.87	3.78	3.79	3.83	3.74
Consumer	4.47	4.17	4.34	4.71	4.16
Total loans	4.16	4.12	4.13	4.14	4.00
Securities and other	3.16	3.06	3.13	3.19	3.01
Total earning assets	3.92%	3.87%	3.89%	3.91%	3.76%

Funding liabilities
NOW	0.34%	0.31%	0.32%	0.25%	0.14%
Savings	0.18	0.19	0.18	0.13	0.14
Money market	0.68	0.58	0.52	0.45	0.40
Time deposits	1.39	1.19	1.13	1.01	0.98
Total interest bearing deposits	0.82	0.70	0.66	0.56	0.52
Borrowings	1.80	1.62	1.66	1.41	1.25
Total interest-bearing liabilities	1.11%	0.97%	0.96%	0.85%	0.76%

Net interest spread	2.81	2.90	2.93	3.06	3.00
Net interest margin	2.97	3.04	3.06	3.16	3.11

G

BAR HARBOR BANKSHARES
AVERAGE BALANCES - UNAUDITED

	Quarters Ended
(in thousands)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Assets
Commercial real estate	$819,531	$783,730	$764,770	$767,669	$762,676
Commercial and industrial	380,029	362,881	353,194	322,147	293,903
Residential	1,147,010	1,161,865	1,158,069	1,159,714	1,161,911
Consumer	121,467	125,109	126,138	127,611	127,850
Total loans (1)	2,468,037	2,433,585	2,402,171	2,377,141	2,346,340
Securities and other (2)	765,328	753,282	754,450	761,546	746,653
Total earning assets	3,233,365	3,186,867	3,156,621	3,138,687	3,092,993
Cash and due from banks	53,151	65,145	49,169	87,332	25,556
Allowance for loan losses	(12,589)	(12,202)	(11,786)	(11,292)	(10,584)
Goodwill and other intangible assets	108,349	108,769	109,147	109,108	109,261
Other assets	129,525	144,359	149,394	110,129	122,396
Total assets	$3,511,801	$3,492,938	$3,452,545	$3,433,964	$3,339,622

Liabilities and shareholders' equity
NOW	$447,026	$449,669	$447,459	$440,452	$456,967
Savings	362,508	368,714	368,443	362,899	340,555
Money market	305,105	308,071	292,110	275,687	334,225
Time deposits	857,796	799,348	793,489	732,188	666,267
Total interest bearing deposits	1,972,435	1,925,802	1,901,501	1,811,226	1,798,014
Borrowings	819,576	803,469	812,938	941,789	856,328
Total interest-bearing liabilities	2,792,011	2,729,271	2,714,439	2,753,015	2,654,342
Non-interest-bearing demand deposits	339,349	376,066	354,470	320,503	350,497
Other liabilities	29,000	30,971	30,079	13,145	19,334
Total liabilities	3,160,360	3,136,308	3,098,988	3,086,663	3,024,173

Total shareholders' equity	351,441	356,630	353,557	347,301	315,449

Total liabilities and shareholders' equity	$3,511,801	$3,492,938	$3,452,545	$3,433,964	$3,339,622
_____________________________________

(1)	Total loans include non-accruing loans.

(2)	Average balances for securities available-for-sale are based on amortized cost.

H

BAR HARBOR BANKSHARES
ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
(in thousands)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$8,422	$8,343	$2,467	$2,090	$2,354
Commercial installment	2,304	1,209	236	270	451
Residential real estate	8,548	4,266	3,619	2,783	3,066
Consumer installment	1,065	500	496	160	160
Total non-accruing loans	20,339	14,318	6,818	5,303	6,031
Other real estate owned	216	122	122	122	363
Total non-performing assets	$20,555	$14,440	$6,940	$5,425	$6,394

Total non-accruing loans/total loans	0.83%	0.58%	0.28%	0.22%	0.25%
Total non-performing assets/total assets	0.59	0.41	0.20	0.15	0.19

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$12,325	$11,950	$11,442	$10,884	$10,419
Charged-off loans	(461)	(277)	(297)	(213)	(344)
Recoveries on charged-off loans	20	55	145	35	14
Net loans charged-off	(441)	(222)	(152)	(178)	(330)
Provision for loan losses	795	597	660	736	795
Balance at end of period	$12,679	$12,325	$11,950	$11,442	$10,884

Allowance for loan losses/total loans	0.51%	0.50%	0.49%	0.48%	0.46%
Allowance for loan losses/non-accruing loans	62	86	175	216	180

NET LOAN CHARGE-OFFS
Commercial real estate	$(91)	$(92)	$(16)	$(6)	$(103)
Commercial installment	(140)	1	6	(138)	(17)
Residential real estate	1	—	(79)	(13)	(198)
Consumer installment	(211)	(131)	(63)	(21)	(12)
Total, net	$(441)	$(222)	$(152)	$(178)	$(330)

Net charge-offs (QTD annualized)/average loans	0.07%	0.04%	0.01%	0.03%	0.06%
Net charge-offs (YTD annualized)/average loans	0.07	0.04	0.04	0.04	0.06

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.24%	0.37%	0.35%	0.55%	0.33%
90+ Days delinquent and still accruing	—	0.02	0.01	—	—
Total accruing delinquent loans	0.24	0.39	0.36	0.55	0.33
Non-accruing loans	0.83	0.58	0.28	0.22	0.25
Total delinquent and non-accruing loans	1.07%	0.97%	0.64%	0.77%	0.58%

I

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED
		At or for the Quarters Ended
(in thousands)		Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Net income		$7,812	$6,609	$8,617	$6,556	$4,211
Adj: Security Gains		—	—	(19)	—	—
Adj: Loss on sale of fixed assets, net		—	—	(1)	—	95
Adj: Acquisition, conversion and other expenses		335	(2,615)	346	2,459	3,112
Adj: Income taxes (1)		(81)	982	(122)	(924)	(1,205)
Adj: Tax reform charge		—	3,988	—	—	—
Total core income (2)	(A)	$8,066	$8,964	$8,821	$8,091	$6,213

Net-interest income	(B)	$23,158	$23,496	$23,478	$23,809	$21,372
Plus: Non-interest income		6,238	6,518	6,960	6,558	5,946
Total Revenue		29,396	30,014	30,438	30,367	27,318
Adj: Net security gains		—	—	(19)	—	—
Total core revenue (2)	(C)	$29,396	$30,014	$30,419	$30,367	$27,318

Total non-interest expense		18,852	14,263	17,586	20,046	20,831
Less: Loss on sale of fixed assets, net		—	—	1	—	(95)
Less: Acquisition, conversion and other expenses		(335)	2,615	(346)	(2,459)	(3,112)
Core non-interest expense (2)	(D)	$18,517	$16,878	$17,241	$17,587	$17,624

(in millions)
Total average earning assets	(E)	$3,233	$3,187	$3,157	$3,139	$3,093
Total average assets	(F)	3,512	3,493	3,453	3,434	3,340
Total average shareholders' equity	(G)	351	357	354	347	315
Total average tangible shareholders' equity (2) (3)	(H)	243	248	244	238	206
Total tangible shareholders' equity, period-end (2)(3)	(I)	244	246	244	238	232
Total tangible assets, period-end (2) (3)	(J)	3,403	3,457	3,367	3,394	3,318

(in thousands)
Total common shares outstanding, period-end	(K)	15,459	15,443	15,432	15,407	15,385
Average diluted shares outstanding	(L)	15,553	15,537	15,511	15,506	14,591

Core earnings per share, diluted	(A/L)	$0.52	$0.58	$0.57	$0.52	$0.43
Tangible book value per share, period-end (2)	(I/K)	15.78	15.94	15.84	15.44	15.07
Securities adjustment, net of tax	(M)	(8,526)	(2,867)	320	2,193	768
Tangible book value per share, excluding securities adjustment	(I+M)/K	16.33	16.13	15.82	15.29	15.02
Total tangible shareholders' equity/total tangible assets(2)	(H/J)	7.17	7.12	7.26	7.01	6.99

Performance ratios
GAAP return on assets		0.90%	0.75%	0.99%	0.76%	0.50%
Core return on assets (2)	(A/F)	0.93	1.02	1.01	0.94	0.74
GAAP return on equity		9.01	7.35	9.67	7.55	5.34
Core return on equity (2)	(A/G)	9.31	9.97	9.90	9.32	7.88
Core return on tangible equity (2) (4)	(A/I)	13.72	14.56	14.53	13.81	12.27
Efficiency ratio (2)(5)	(D-O-Q)/(C+N)	60.44	53.02	53.53	54.57	61.21
Net interest margin	(B+P)/E	2.97	3.04	3.06	3.16	3.11

J

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$645	$1,122	$1,107	$1,185	$977
Franchise taxes included in non-interest expense	(O)	152	161	154	158	126
Tax equivalent adjustment for net interest margin	(P)	503	897	878	936	754
Intangible amortization	(Q)	207	209	212	211	180
_____________________________________

(1)	Assumes a marginal tax rate of 24.15% in 2018 and 37.57% in 2017.

(2)	Non-GAAP financial measure.

(3)
Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.

(4)
Adjusted return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a marginal rate of 24.15% in 2018 and 37.57% in 2017, by tangible equity.

(5)
Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure to provide important information about its operating efficiency.

K